November 6, 2017

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2017 Results

Colorado Springs, Colorado – November 6, 2017 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2017.

Third Quarter 2017 Highlights*

•	Net operating revenue was $41.0 million, an increase of 19% from the three months ended September 30, 2016.
•	Earnings from operations were $4.8 million, an increase of 25% from the three months ended September 30, 2016.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $7.6 million, an increase of 304% from the three months ended September 30, 2016.
•	Adjusted EBITDA** was $7.5 million, an increase of 20% from the three months ended September 30, 2016.
•	Earnings per share were $0.31.
•	Book value per share*** at September 30, 2017 was $6.14.

In August 2017, the Company announced that, together with the owner of the Hamilton Princess Hotel & Beach Club in Hamilton, Bermuda, it had submitted a license application to the Bermudan government for a casino at the Hamilton Princess Hotel & Beach Club. The Bermudan government will issue a provisional casino license as the next step in the application process. The conditions of the provisional casino license must be agreed upon by the Bermudan government and the company awarded the license. The Company currently has no estimated time frame on when this will be completed, and there is no assurance a license will be awarded. The Company entered into a long-term management agreement with the owner of the hotel to manage the operations of the casino and receive a management fee if a license is awarded. The Company also will provide a $5.0 million loan for the purchase of casino equipment if the license is awarded.

In June 2017, the Company acquired 100% of the outstanding common stock and the casino licenses held by Saw Close Casino Ltd. (“SCCL”). The Company will utilize the casino licenses to develop and operate a casino in Bath, England. The Company estimates that the project will cost approximately $7.5 million and that the casino will open in the first half of 2018, subject to the receipt of certain regulatory and governmental approvals.

In June 2017, the Company opened the casino in the Hilton Warsaw Hotel and Conference Centre in Warsaw, Poland.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

In May 2017, the Company began operating the ship-based casino onboard the Mein Schiff 6.

In October 2016, the Company acquired the Apex Casino in suburban Edmonton, Alberta, Canada. Century Casino St. Albert contributed $2.3 million in net operating revenue and $0.6 million in net earnings for the three months ended September 30, 2017 and $6.5 million in net operating revenue and $0.9 million in net earnings for the nine months ended September 30, 2017.

In September 2016, the Company was selected as the successful applicant by Horse Racing Alberta to own, build and operate a horse racing facility in the Edmonton market area, which the Company will operate as Century Mile Racetrack and Casino. Century Mile will be a one-mile horse racetrack and multi-level racing and entertainment center, which will include a gaming floor with slot machines as well as food and beverage outlets. The project is located on Edmonton International Airport land close to the city of Leduc, just south of Edmonton and positioned off Queen Elizabeth II Highway. The Company estimates that the project will cost approximately $48.1 million.  Construction of the Century Mile project began in July 2017. The Company estimates that construction of this project will take approximately 15 months and that it will be completed during the fourth quarter of 2018. The Company is seeking to obtain financing for the Century Mile project.

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

2/16

The consolidated results for the three and nine months ended September 30, 2017 and 2016 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,			ended September 30,
Consolidated Results:	2017	2016	% Change	2017	2016	% Change
Net Operating Revenue	$41,048	$34,526	19%	$114,775	$102,954	12%
Earnings from Operations	4,777	3,835	25%	12,910	12,458	4%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$7,630	$1,887	304%	$11,592	$6,417	81%

Adjusted EBITDA**	$7,547	$6,271	20%	$20,680	$19,439	6%

Earnings Per Share:
Basic	$0.31	$0.08	288%	$0.47	$0.26	81%
Diluted	$0.31	$0.08	288%	$0.47	$0.26	81%

“The third quarter results reflect excellent performances from all operating segments,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Based on the continued strength of our U.S. operations, we released a valuation allowance, resulting in a tax benefit of $5.1 million in the third quarter. At Century Downs Racetrack and Casino in Calgary, Canada, thoroughbred racing has been a great generator of additional customers, which has increased gaming and food and beverage revenue. In Poland, revenue at our new casino at the Hilton Warsaw Hotel has climbed steadily since opening in early June and we have won the license tenders for three additional casinos, which we estimate will open by the first quarter of next year,” they continued. “Our most exciting growth opportunity, the Century Mile Racetrack and Casino project in Edmonton, Canada, is under construction and we plan to complete construction during the fourth quarter of next year”, Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/16

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of September 30, 2017:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Saw Close Casino Ltd.
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $6.5 million, or 19%, and by $11.8 million, or 12%, for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016.  Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016:

	Net Operating Revenue				Net Operating Revenue
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$15,285	$12,005	$3,280	27%	$42,484	$38,167	$4,317	11%
United States	9,039	8,188	851	10%	24,482	22,970	1,512	7%
Poland	15,550	13,356	2,194	16%	44,383	39,190	5,193	13%
Corporate and Other	1,174	977	197	20%	3,426	2,627	799	30%
Consolidated	$41,048	$34,526	$6,522	19%	$114,775	$102,954	$11,821	12%

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/16

The Company’s earnings from operations increased by $0.9 million, or 25%, and by $0.5 million, or 4%, for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016.   Following is a summary of the changes in earnings from operations by reportable segment for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016:

	Earnings (Loss) from Operations				Earnings (Loss) from Operations
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$3,905	$2,599	$1,306	50%	$10,593	$9,741	$852	9%
United States	2,056	1,614	442	27%	4,560	3,838	722	19%
Poland	793	1,393	(600)	(43%)	3,235	3,828	(593)	(16%)
Corporate and Other	(1,977)	(1,771)	(206)	(12%)	(5,478)	(4,949)	(529)	(11%)
Consolidated	$4,777	$3,835	$942	25%	$12,910	$12,458	$452	4%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $5.7 million, or 304%, and by $5.2 million, or 81%, for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2017,  compared to the three and nine months ended September 30, 2016:

	Net Earnings (Loss)				Net Earnings (Loss)
	Attributable to Century				Attributable to Century
	Casinos, Inc. Shareholders				Casinos, Inc. Shareholders
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$2,611	$1,467	$1,144	78%	$5,923	$5,463	$460	8%
United States	1,276	1,000	276	28%	2,827	2,378	449	19%
Poland	464	684	(220)	(32%)	1,982	2,029	(47)	(2%)
Corporate and Other	3,279	(1,264)	4,543	359%	860	(3,453)	4,313	125%
Consolidated	$7,630	$1,887	$5,743	304%	$11,592	$6,417	$5,175	81%

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/16

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA*** increased by $1.3 million, or 20%, and by $1.2 million, or 6%, for the three and nine months ended September 30, 2017 compared to the three and nine months ended September 30, 2016.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2017 compared to the three and nine months ended September 30, 2016:

	Adjusted EBITDA**				Adjusted EBITDA**
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$4,860	$3,379	$1,481	44%	$13,238	$12,013	$1,225	10%
United States	2,653	2,238	415	19%	6,385	5,716	669	12%
Poland	1,466	2,022	(556)	(28%)	5,420	5,704	(284)	(5%)
Corporate and Other	(1,432)	(1,368)	(64)	(5%)	(4,363)	(3,994)	(369)	(9%)
Consolidated	$7,547	$6,271	$1,276	20%	$20,680	$19,439	$1,241	6%

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

6/16

Balance Sheet and Liquidity

As of September 30, 2017, the Company had $44.3 million in cash and cash equivalents and  $58.3 million in outstanding debt on its balance sheet compared to $38.8 million in cash and cash equivalents and $55.6 million in outstanding debt at December 31, 2016.  The $58.3 million in outstanding debt as of September 30, 2017 includes $39.7 million related to the Company’s Bank of Montreal credit agreement,  $2.7 million of bank debt related to the SCCL project,  $0.6 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, Century Casino St. Albert, Century Downs Racetrack and Casino (“CDR”) and Century Mile Racetrack and Casino, and $15.6 million related to a long-term land lease for CDR, net of $0.3 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2017 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the third quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

The Company will host its third quarter 2017 earnings conference call today at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November 30, 2017 at http://corporate.cnty.com/investor-relations/sec-filings.

7/16

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2017	2016	2017	2016
Operating revenue:
Net operating revenue	$41,048	$34,526	$114,775	$102,954
Operating costs and expenses:
Total operating costs and expenses	36,271	30,691	101,865	90,496
Earnings from operations	4,777	3,835	12,910	12,458
Non-operating income (expense), net	(738)	(629)	(2,043)	(420)
Earnings before income taxes	4,039	3,206	10,867	12,038
Income tax provision	3,913	(793)	2,054	(2,559)
Net earnings	7,952	2,413	12,921	9,479
Net earnings attributable to non-controlling interest	(322)	(526)	(1,329)	(3,062)
Net earnings attributable to Century Casinos, Inc. shareholders	$7,630	$1,887	$11,592	$6,417

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.31	$0.08	$0.47	$0.26
Diluted	$0.31	$0.08	$0.47	$0.26

Weighted average common shares
Basic	24,470	24,440	24,464	24,452
Diluted	24,891	24,675	24,905	24,644

8/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2017	2016
Assets
Current assets	$52,448	$45,948
Property and equipment, net	146,970	140,763
Other assets	41,847	31,127
Total assets	$241,265	$217,838

Liabilities and Equity
Current liabilities	$29,990	$28,608
Non-current liabilities	53,477	50,646
Century Casinos, Inc. shareholders' equity	150,353	132,196
Non-controlling interest	7,445	6,388
Total liabilities and equity	$241,265	$217,838

9/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The Company erroneously recognized a reduction in pari-mutuel revenue totaling $0.7 million in its statement of earnings for the nine months ended September 30, 2016. This error also affected the Company’s income tax provision, net earnings attributable to non-controlling interests and condensed consolidated statement of cash flows for the nine months ended September 30, 2016.

The prior period amounts within the Company’s consolidated financial statements have been revised to reflect the correct balances in the Company’s Quarterly Report on Form 10-Q filed today. Information in this release also reflects these changes. The information below presents the impact of these corrections on the Company’s 2016  condensed consolidated statement of earnings as previously reported in the Company’s condensed consolidated financial statements.

Condensed Consolidated Statement of Earnings for the nine months ended September 30, 2016:
Amounts in thousands, except for per share information	As Previously Reported	Correction	As Corrected
Operating Revenue:
Other	$8,839	$697	$9,536
Gross revenue	108,873	697	109,570
Net operating revenue	102,257	697	102,954
Earnings from operations	11,761	697	12,458
Earnings before income taxes	11,341	697	12,038
Income tax expense	(2,378)	(181)	(2,559)
Net earnings	8,963	516	9,479
Net earnings attributable to non-controlling interest	(2,933)	(129)	(3,062)
Net earnings attributable to Century Casinos, Inc. shareholders	6,030	387	6,417

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic and Diluted	$0.25	$0.01	$0.26

Consolidated Adjusted EBITDA for the nine months ended September 30, 2016 was corrected by $0.7 million, adjusting previously reported consolidated Adjusted EBITDA of $18.7 million to $19.4 million.

10/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

(Amounts in thousands)

	For the three months			For the nine months
	ended September 30,			ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net operating revenue as reported (GAAP)	$41,048	$34,526	19%	$114,775	$102,954	12%
Foreign currency impact vs. 2016	(1,685)			(1,381)
Net operating revenue constant currency (non-GAAP)*	$39,363	$34,526	14%	$113,394	$102,954	10%

Earnings from operations (GAAP)	$4,777	$3,835	25%	$12,910	$12,458	4%
Foreign currency impact vs. 2016	(212)			(129)
Earnings from operations (non-GAAP)*	$4,565	$3,835	19%	$12,781	$12,458	3%

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$7,630	$1,887	304%	$11,592	$6,417	81%
Foreign currency impact vs. 2016	30			14
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$7,660	$1,887	306%	$11,606	$6,417	81%

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2017	2016	2017	2016
Canada	32%	28%	31%	29%
United States	29%	27%	26%	25%
Poland	9%	15%	12%	15%
Corporate and Other	(122%)	(140%)	(127%)	(152%)
Consolidated Adjusted EBITDA Margin	18%	18%	18%	18%

11/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment.

	For the Three Months Ended September 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings	$2,611	$1,276	$464	$3,279	$7,630
Interest expense (income), net	759	0	56	(7)	808
Income taxes (benefit)	392	780	266	(5,351)	(3,913)
Depreciation and amortization	877	596	657	96	2,226
Non-controlling interest	93	0	229	0	322
Non-cash stock-based compensation	0	0	0	183	183
Loss (gain) on foreign currency transactions and cost recovery income	50	0	(222)	102	(70)
Loss on disposition of fixed assets	68	1	16	0	85
Acquisition costs	0	0	0	169	169
Pre-opening expenses	10	0	0	97	107
Adjusted EBITDA	$4,860	$2,653	$1,466	$(1,432)	$7,547

	For the Three Months Ended September 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,467	$1,000	$684	$(1,264)	$1,887
Interest expense (income), net	655	0	(1)	(5)	649
Income taxes (benefit)	365	614	319	(505)	793
Depreciation and amortization	775	624	629	105	2,133
Non-controlling interest	183	0	343	0	526
Non-cash stock-based compensation	0	0	0	192	192
(Gain) loss on foreign currency transactions and cost recovery income	(71)	0	48	3	(20)
Loss on disposition of fixed assets	5	0	0	0	5
Acquisition costs	0	0	0	106	106
Adjusted EBITDA	$3,379	$2,238	$2,022	$(1,368)	$6,271

12/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment.

	For the Nine Months Ended September 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings	$5,923	$2,827	$1,982	$860	$11,592
Interest expense (income), net	2,544	1	72	(19)	2,598
Income taxes (benefit)	1,707	1,732	878	(6,371)	(2,054)
Depreciation and amortization	2,529	1,824	1,702	275	6,330
Non-controlling interest	341	0	988	0	1,329
Non-cash stock-based compensation	0	0	0	419	419
Loss (gain) on foreign currency transactions and cost recovery income	78	0	(685)	52	(555)
Loss on disposition of fixed assets	78	1	258	3	340
Acquisition costs	28	0	0	321	349
Pre-opening expenses	10	0	225	97	332
Adjusted EBITDA	$13,238	$6,385	$5,420	$(4,363)	$20,680

	For the Nine Months Ended September 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$5,463	$2,378	$2,029	$(3,453)	$6,417
Interest expense (income), net	2,189	0	22	(13)	2,198
Income taxes (benefit)	1,658	1,460	936	(1,495)	2,559
Depreciation and amortization	2,246	1,875	1,863	276	6,260
Non-controlling interest	2,047	0	1,015	0	3,062
Non-cash stock-based compensation	0	0	0	573	573
(Gain) loss on foreign currency transactions and cost recovery income	(1,616)	0	(174)	12	(1,778)
Loss on disposition of fixed assets	26	3	13	0	42
Acquisition costs	0	0	0	106	106
Adjusted EBITDA	$12,013	$5,716	$5,704	$(3,994)	$19,439

13/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The current and prior years’ average exchange rates are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition costs. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

14/16

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company owns Saw Close Casino Ltd. in England and holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of six casinos in Poland. The Company, through CCE, also holds 75% ownership interests in both  Century Downs Racetrack and Casino, which operates in the north metropolitan area of Calgary, Alberta, Canada, and  Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada. The Company operates 14 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Saw Close Casino and Bermuda projects, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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